TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

November 2, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Inverted Paradigms Corporation’s statements included under Item 4.01 of its Form 8-K filed on November 2, 2007, and we agree with such statements concerning our firm.

/s/ Tedder, James, Worden & Associates, P.A.

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Adding value…Building trust…Securing your future…
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